3Power Energy Group Shareholders and Principal Creditors Convert Their Debts Into Equity in the Company

NEW YORK, Dec. 26, 2011 /PRNewswire via COMTEX/ -- 3Power Energy Group Inc. ("3Power" and "the Company") (OTCBB: PSPW) (Frankfurt: PSD) is pleased to announce that it concluded settlement agreements with the bulk of historical debts creditors from share holders and service providers to convert their debts into equity in 3Power by issue of new shares and warrants. This step will enhance the company balance sheet and support the project funding process. The bulk of the converted debts belong to Falak Holding LLC which will continue financing the company operation cost till the completion of the funding process.

"We believe in the success of 3Power and we will continue our support to the company," said Mohammed Falaknaz, chairman of 3Power and vice president of Falak Holding.

"This is a vote of trust in our company future and business plan. We are committed to achieve our goals for the benefit of our shareholders' value," adds Bala, the company CEO.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to 3Power, its business and prospective development plans. These forward-looking statements can be identified by the use of terminology such as "subject to," "believe," "expects," "plan," "project," "estimate," "intend," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of the forward-looking statements set forth in this press release are believed to be reasonable, actual results may differ materially from those expressed in forward-looking statements as a result of factors outside of the control of 3Power. 3Power cannot provide assurances that any prospective matters described in the press release will successfully close or otherwise be completed or that 3Power will realize the anticipated benefits of any such transactions. Important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in 3Power's Securities and Exchange Commission filings. Readers are cautioned not to place undue reliance on forward-looking statements. 3Power does not undertake and specifically disclaims any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. All forward-looking statements should be regarded solely as 3Power's current plans, estimates and beliefs.